Exhibit 10.6

AGREEMENT

This Agreement (this “Agreement”), dated as of February 17, 2021, is made and entered into by and among CF Finance Acquisition Corp. III, a Delaware corporation (the “Company”), CF Finance Holdings III, LLC, a Delaware limited liability company (“Sponsor”), and Lidar AI Investments, LLC, a Delaware limited liability company (“Lidar”).

WHEREAS, Sponsor is the sponsor of the Company and owns certain securities of the Company, including, as of the date of this Agreement, 5,710,000 shares of Class B common stock of the Company (the “Founder Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement” together with the definitive documents for the Proposed Transaction, the "Definitive Documents"), dated as of the date hereof, with AEye, Inc., a Delaware corporation (the “Target”), and Meliora Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned direct subsidiary of the Company, pursuant to which, among other things, on the terms and conditions set forth in the Merger Agreement, the Target will merge with and into Merger Sub, with Target surviving the merger and becoming a wholly-owned subsidiary of the Company (the “Proposed Transaction”);

WHEREAS, certain members of Lidar introduced the Company to the Target and the members of Lidar have provided consulting and other services to the Company in connection with the Proposed Transaction (collectively, the "Services");

WHEREAS, in connection with the consummation of the Proposed Transaction (the “Transaction Closing”) and in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”) and after the waiver by Sponsor in the Definitive Documents (as defined below) of the anti-dilution protection provided to the shares of Class B common stock of the Company in the Charter, the Founder Shares will convert into shares of Class A common stock of the Company (the “Converted Founder Shares”) on a one to one basis;

WHEREAS, Sponsor has loaned the Company certain funds pursuant to that certain Expense Advancement Agreement, dated November 12, 2020, between the Company and Sponsor, and the promissory note thereto dated November 12, 2020, and may loan additional funds to the Company prior to the Transaction Closing pursuant to such Expense Advancement Agreement, any additional agreement entered into between the Company and Sponsor or any promissory note (the amounts loaned by Sponsor, the “Sponsor Loans”);

WHEREAS, to the extent the Sponsor Loans are not reimbursed in full by the Company at the Transaction Closing (whether reimbursed through repayment in cash, securities or other consideration or any combination thereof) and amounts under such Sponsor Loans are cancelled and extinguished for no consideration or reimbursement at, and after giving effect to, the Transaction Closing (such amounts not reimbursed, the “Unreimbursed Sponsor Loan Amount”), Lidar has agreed to reimburse Sponsor at the Transaction Closing for an amount equal to forty percent (40%) of the Unreimbursed Sponsor Loan Amount (the “Lidar Unreimbursed Loan Amount”);

WHEREAS, in consideration of the Services, Sponsor has agreed, on behalf of the Company, to transfer certain of the Converted Founder Shares to Lidar on the terms and conditions set forth herein; and

WHEREAS, in furtherance of the foregoing recitals, the parties hereto have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Assignment of Securities.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in consideration for the Services, at the Closing (as defined below) Sponsor shall sell, assign and transfer to Lidar forty percent (40%) (the “Closing Percentage”) of the Converted Founder Shares held by Sponsor immediately after the Transaction Closing (calculated for this purpose as if Sponsor did not transfer, sell, assign or otherwise dispose of in any manner, whether directly or indirectly ("Transfer") any of the Founder Shares (other than forfeitures or Transfers without monetary value to Sponsor as specified in the Definitive Documents, or after the date of this Agreement and prior to the Transaction Closing, in order to consummate the Transaction Closing (such forfeitures or Transfers, "Permitted Forfeitures"), which shall be given effect for such calculation) between the date hereof and immediately prior to the Transaction Closing and at the Transaction Closing all such Founder Shares were converted into Converted Founder Shares) (collectively, the “Transferred Shares”), and Lidar shall purchase and accept such Transferred Shares. By way of example, if there are no Permitted Forfeitures, the Transferred Shares shall be 2,284,000 Converted Founder Shares.

(b) In consideration for the assignment and transfer of the Transferred Shares, at the Closing, Lidar shall pay to Sponsor an amount equal to (i) $10,000, plus (ii) the Lidar Unreimbursed Loan Amount ((i) and (ii), collectively, the “Purchase Price”), by wire transfer of immediately available funds to Sponsor in accordance with Sponsor’s prior written instructions.

(c) At least three (3) business days prior to the Transaction Closing, Sponsor shall deliver a written notice to Lidar indicating (i) the Lidar Unreimbursed Loan Amount that is expected to exist as of, and giving effect to, the Transaction Closing, (ii) the number of Converted Founder Shares to be held by Sponsor immediately after the Transaction Closing, and (iii) the number of Transferred Shares, in each case, calculated in accordance with and subject to the terms and conditions of this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Company, nor Sponsor nor any of their respective affiliates will bear any liability or obligation to Lidar in the event (i) the Transaction Closing does not occur for any reason, (ii) Sponsor agrees to any restrictive provisions with respect to or affecting the Founder Shares so long as the Converted Founder Shares (other than the Transferred Shares) and the Transferred Shares are subject to the same restrictive provisions or (iii) that there are Permitted Forfeitures; provided, however, except for Permitted Forfeitures (which will be borne pro rata between Sponsor (60%) and Lidar (40%) through pro rata reduction in the number of Converted Founder Shares (other than the Transferred Shares) and the Transferred Shares), Sponsor may not Transfer any Founder Shares prior to the Closing that are to be transferred to Lidar hereunder or take any actions that have the effect of reducing the number of Transferred Shares without the prior written consent of Lidar (which consent shall not be unreasonably conditioned, delayed or withheld); it being understood that (unless consented to by Lidar) any Transfer by Sponsor of Founder Shares (other than Permitted Forfeitures) permitted by the foregoing will not reduce the number of Transferred Shares to be transferred to Lidar hereunder as described in Section 1 hereof; provided, further, however, if prior to the Closing Sponsor Transfers any Founder Shares to any of its affiliates, then prior to such Transfer, such affiliate shall sign a joinder to this Agreement pursuant to which the affiliate transferee agrees, among other things, to transfer the Closing Percentage of such Founder Shares transferred to such affiliate to Lidar at the Closing and on the terms and conditions of this Agreement, but no such transfer to such affiliate shall relieve Sponsor of its obligations hereunder except to the extent such obligations are actually performed by such affiliate transferee.

(e) Each of Lidar, the Company and Sponsor agree that (i) the transfer of the Transferred Shares shall be treated by them for all income tax reporting purposes as a contribution of the Transferred Shares to the capital of the Company by Sponsor, and immediately thereafter a transfer of the Transferred Shares by the Company to Lidar under paragraphs (a) and (b) of Treasury Regulations Section 1.83-6 made by the Company in consideration of the Services, and that they shall take no tax filing or reporting position inconsistent with such treatment. The parties acknowledge and agree that the relationship of Lidar to the Company is that of an independent contractor and not an employee.

2. No Conflicts.    Each party hereto represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

3. Representations.   Lidar represents and warrants as follows: Lidar hereby acknowledges that an investment in the Transferred Shares involves certain significant risks. Lidar has no need for liquidity in its investment in the Transferred Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Lidar acknowledges and hereby agrees that the Transferred Shares will not be transferable under any circumstances unless Lidar either registers the Transferred Shares in accordance with federal and state securities laws or complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions contained herein on Lidar. Lidar further understands that any certificates evidencing the Transferred Shares will bear a legend referring to the foregoing transfer restrictions. The Transferred Shares are being accepted solely for Lidar's own account, for investment purposes only, and are not being accepted with a view to or for the resale, distribution, subdivision or fractionalization thereof; and Lidar has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Lidar has been given the opportunity to (i) ask questions of and receive answers from Sponsor and the Company concerning the terms and conditions of the Transferred Shares, and the business and financial condition of the Company and/or the Target and (ii) obtain any additional information that Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to assist Lidar in evaluating the advisability of the receipt of the Transferred Shares and an investment in the Company and/or the Target. Lidar is not relying on any oral representation made by any person as to the Company, the Target or their operations, financial condition or prospects. Lidar is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

4. Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of documents immediately following the Transaction Closing, subject to the satisfaction or waiver, by the party entitled to waive same, of each of the conditions to Closing set forth in this Section 4.

(b) At the Closing, each of Lidar and Sponsor shall deliver to the other a duly executed counterpart of an equity transfer and assignment agreement, in the form attached hereto as Exhibit A, transferring the Transferred Shares to Lidar (the “Equity Transfer Agreement”). In addition, Lidar shall pay the Purchase Price to the account designated by Sponsor.

(c) The obligation of each party hereto to consummate the Closing is subject to the satisfaction (or waiver) of the following conditions as of the Closing, as applicable:

(i) with respect to Sponsor, each of the representations and warranties of Lidar contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing; and

(ii) the Transaction Closing shall have occurred.

5. Lock-up.   The parties hereto acknowledge and agree that Lidar is a permitted transferee of Sponsor pursuant to (a) Section 7(c)(v) of that certain letter agreement, dated November 12, 2020, by and among the Company, Sponsor and the directors and officers of the Company as of such date (the “Insider Letter”) and (b) Section 5.2.2 of that certain registration rights agreement, dated November 12, 2020, by and among the Company, Sponsor and the other signatories thereto as of such date (the “Reg Rights Agreement”). The Company hereby consents to the transactions contemplated by this Agreement and (i) waives any and all claims that the terms of this Agreement or the transactions contemplated hereby violate the terms of the Insider Letter or the Reg Rights Agreement and (ii) confirms that this Agreement constitutes, effective as of the Closing with respect to the Transferred Shares, a written notice of assignment under Section 5.2.5(i) of the Reg Rights Agreement and the written agreement of Lidar, as assignee of the Transferred Shares transferred to Lidar at the Closing, to be bound by the terms and provisions of the Reg Rights Agreement as contemplated by Section 5.2.5(ii) thereof and as a result, without any further action required by Lidar, the Company or any other party, the Transferred Shares transferred as of the Closing shall be “registrable securities” (as defined in the Reg Rights Agreement) and Lidar shall be a “holder” (as defined in the Reg Rights Agreement) with the respective rights and obligations specified therein. Effective upon the Closing and in accordance with the terms of the Insider Letter, and as a condition to the assignment and transfer of the Transferred Shares to Lidar at the Closing as contemplated by this Agreement, Lidar hereby agrees to be subject to the lock-up obligations, to the extent applicable, in accordance with the terms and conditions set forth in Section 7 of the Insider Letter as applied to Lidar mutatis mutandis. In the event that Sponsor agrees to any different or additional restrictions on or obligations with respect to transfer, vesting or otherwise, in each case, with respect to all of the Converted Founder Shares equally (and not solely with respect to the Transferred Shares) in connection with the Definitive Documents, then, as a condition to the assignment and transfer of the Transferred Shares to Lidar under this Agreement, Lidar hereby agrees to be subject to such different or additional restrictions on or obligations with respect to transfer, vesting or otherwise as set forth in the Definitive Documents as applied to Lidar mutatis mutandis so long as the Converted Founder Shares (other than the Transferred Shares) are subject to the same such different or additional restrictions. Lidar agrees to execute any of the Definitive Documents as may be reasonably required by Sponsor, the Company or the Target to effectuate the foregoing in this Section 5 so long as the Sponsor is also executing such Definitive Documents and the Converted Founder Shares (including the Transferred Shares) are treated the same in such Definitive Documents. In addition, to the extent the Converted Founder Shares have the benefit of any rights under any registration rights agreement (including the Reg Rights Agreement) with the Company or the Target at the Closing, the parties hereto shall take all actions reasonably necessary or appropriate to ensure that the Transferred Shares transferred to Lidar hereunder at the Closing continue to have the benefit of the registration rights (as registrable securities or otherwise) applicable to such Transferred Shares (and other Converted Founder Shares) as of immediately following the Transaction Closing. Lidar may assign in whole or in part its respective rights hereunder only in compliance with the transfer restrictions set forth in this Section 5.

6. Other Matters. Sponsor and the Company agree that any references to Lidar or any of its affiliates in public disclosure documents relating to the Proposed Transaction shall be provided to Lidar in advance of any filing thereof and Lidar shall be given an opportunity to comment on such disclosure and such comments shall be considered in good faith by Sponsor and the Company in making any public disclosure reasonably required by law in connection with this Agreement and the Proposed Transaction; provided, however, that no such notice shall be required in connection with Sponsor’s filing of an amendment to its Schedule 13D whereby a description of this Agreement is included therein and a copy of this Agreement is filed as an exhibit thereto.

7. Miscellaneous.

(a) This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter.

(b) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(c) Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if there is no federal jurisdiction, in the state courts sitting in New York County in the State of New York (the “Chosen Court”) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(d).

(e) This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. Facsimile or scanned e-mail counterpart signature pages to this Agreement shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts shall be construed together and constitute the same instrument.

(f) This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

CF FINANCE ACQUISITION CORP. III

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

SPONSOR:

CF FINANCE HOLDINGS III, LLC

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

LIDAR:

LIDAR AI INVESTMENTS, LLC

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Manager

[Signature Page to Agreement – Transfer of Founder Shares in CF Finance Acquisition Corp. III to Lidar AI Investments, LLC]

EXHIBIT A

(Attached)

EQUITY TRANSFER AND ASSIGNMENT AGREEMENT

This EQUITY TRANSFER AND ASSIGNMENT AGREEMENT, dated as of ___________ (this “Agreement”), is made and entered into by and between CF Finance Holdings III, LLC, a Delaware limited liability company (the “Seller”), and Lidar AI Investments, LLC, a Delaware limited liability company (the “Buyer” and, together with the Seller, the “Parties” and each a “Party”).

RECITALS

WHEREAS, the Buyer, the Seller and CF Finance Acquisition Corp. III, a Delaware corporation, have entered into that certain Agreement, dated as of February 17, 2021 (the “Purchase Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Purchase Agreement, the Seller agreed to sell, assign, transfer and convey to the Buyer, and the Buyer agreed to purchase and acquire from the Seller, the Transferred Shares;

WHEREAS, this Agreement is being executed to effect the transfer and assignment of the Transferred Shares from the Seller to the Buyer; and

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and hereinafter set forth, the Buyer and the Seller hereby agree as follows:

1. Certain Definitions. All capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such term in the Purchase Agreement.

2. Transfer and Assignment. The Seller hereby irrevocably sells, assigns, transfers and conveys to the Buyer all of the Transferred Shares (consisting of [insert number and class/entity details of Converted Founder Shares to be Transferred in accordance with the Purchase Agreement]), free and clear of all liens, and the Buyer hereby irrevocably purchases, acquires and accepts from the Seller such Transferred Shares. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Transferred Shares referenced herein.

3. Subject to Purchase Agreement. The Buyer and the Seller acknowledge and agree that the representations, warranties, covenants and agreements contained in the Purchase Agreement shall not be superseded or altered hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Miscellaneous. This Agreement shall be subject to all applicable provisions of Section 7 (Miscellaneous) of the Purchase Agreement, which shall apply hereto mutatis mutandis.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Equity Transfer and Assignment Agreement as of the date first above written.

SELLER:

CF FINANCE HOLDINGS III, LLC

By:
Name:
Title:

BUYER:

LIDAR AI INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to Equity Transfer and Assignment Agreement –Transfer of Founder Shares in CF Finance Acquisition Corp. III to Lidar AI Investments, LLC]